UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 23, 2005

    OneSource Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30969 (Commission File Number)	65-0691963 (IRS Employer Identification No.)

15730 N. 83rd Way, Suite 104, Scottsdale, Arizona (Address of principal executive offices)	85260 (Zip Code)

        Registrant’s telephone number, including area code (800) 279-0859

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On May 23, 2005, the Board of Directors (the “Board”) of OneSource Technologies, Inc. (the “Company”) voted to expand the size of the Board from five to seven members, and appointed two new members to fill the vacancies. Joining the Board as outside directors are Laurence M. Luke and Danny O. Snyder. Each will serve until the next election of directors by the Company’s stockholders.

        On May 2, 2005, the Company issued and sold 2,500,000 shares of the Company’s common stock to Mr. Luke and his affiliates for an aggregate price of $500,000. In addition, the Company issued and sold to Mr. Luke and his affiliates for the sum of $1,000 a warrant to purchase a total of 1,000,000 shares of the Company’s common stock at an exercise price of $0.23 per share. For further information, see the Company’s current report on Form 8-K filed with the Securities & Exchange Commission on May 4, 2005 (File No. 000-30969), which is incorporated by reference herein. Mr. Luke was appointed to the Board as a result of this transaction.

       Mr. Snyder was appointed to the Board at the request of Robert H. Thomason, a director and creditor of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2005	ONESOURCE TECHNOLOGIES, INC. By: /s/ Leonard J. Ksobiech Leonard J. Ksobiech Chief Financial Officer